                      SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.

                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              May 1, 1995.


                        LYONDELL PETROCHEMICAL COMPANY
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                       1-10145                 95-4160558
- --------------------------------------------------------------------------------
(State or other jurisdiction          (Commission             (IRS Employer
    of incorporation)                 File Number)          Identification No.)


1221 McKinney Street, Suite 1600, Houston, Texas                77010
- --------------------------------------------------------------------------------
 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code         (713) 652-7200


                                Not Applicable
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                         INDEX TO FINANCIAL STATEMENTS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

    Unaudited financial statements for the Alathon Division of Occidental Chemical Corporation are provided below as of and for the three months ended March 31, 1995.

    Unaudited Balance Sheet as of March 31, 1995                  3

    Unaudited Statement of Operations and Changes in Owner's
     Investment for the three months ended March 31, 1995         4

    Unaudited Statement of Cash Flows for the three months
     ended March 31, 1995                                         5

    Notes to Unaudited Financial Statements                       6

(B) UNAUDITED PRO FORMA FINANCIAL INFORMATION:

    Unaudited pro forma condensed financial statements are provided below as of and for the three months ended March 31, 1995.

    Unaudited Pro Forma Condensed Statement of Income for the
     three months ended March 31, 1995                           12

    Unaudited Pro Forma Condensed Balance Sheet as of
     March 31, 1995                                              13

    Notes to Unaudited Pro Forma Condensed Financial Statements  14

(C) EXHIBITS:  None

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                                 BALANCE SHEET

                                   UNAUDITED

                                March 31, 1995

                                (in thousands)

CURRENT ASSETS:
  Cash.......................................................   $      3
  Trade receivables, net of reserves $995....................     11,087
  Inventories................................................     62,695
  Deferred income taxes......................................      2,200
  Other current assets.......................................        312
                                                                --------
    Total current assets.....................................     76,297

LONG-TERM RECEIVABLES........................................        913

PROPERTY, PLANT AND EQUIPMENT, at cost, net of accumulated
 depreciation of $127,577....................................    327,204

OTHER ASSETS.................................................      2,624
                                                                --------
    TOTAL ASSETS.............................................   $407,038
                                                                ========

CURRENT LIABILITIES
  Accounts payable...........................................   $  9,981
  Accrued liabilities........................................     10,168
                                                                --------
    Total current liabilities................................     20,149

DEFERRED INCOME TAXES........................................    104,501

OTHER LIABILITIES............................................      3,133
                                                                --------
    Total liabilities........................................    127,783

OWNER'S INVESTMENT...........................................    279,255
                                                                --------
    TOTAL LIABILITIES AND OWNER'S INVESTMENT.................   $407,038
                                                                ========

       The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

           STATEMENT OF OPERATIONS AND CHANGES IN OWNER'S INVESTMENT

                                   UNAUDITED

                   For the three months ended March 31,1995

                                (in thousands)

EXTERNAL SALES, net..........................................   $147,374

SALES TO OWNER AT MARKET VALUE...............................         --
                                                                --------

TOTAL SALES, net.............................................    147,374

OPERATING COSTS AND EXPENSES:

  Cost of sales..............................................    117,369
  Selling, general and administrative expenses...............      3,322
  Other operating expense....................................      1,096
                                                                --------

INCOME BEFORE CHARGE FROM OCCIDENTAL CHEMICAL
 CORPORATION IN LIEU OF FEDERAL TAXES AND
 PROVISION FOR STATE TAXES....................................    25,587

  Charge from Occidental Chemical Corporation in lieu of
   federal taxes and provision for state taxes................     8,997
                                                                --------

NET INCOME....................................................    16,590

DECREASE IN OWNER'S INVESTMENT................................    (4,581)

OWNER'S INVESTMENT, beginning of period.......................   267,246
                                                                --------

OWNER'S INVESTMENT, end of period.............................  $279,255
                                                                ========

       The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                            STATEMENT OF CASH FLOWS

                                   UNAUDITED

                   For the three months ended March 31, 1995

                                (in thousands)

CASH FLOW FROM OPERATING ACTIVITIES:
  Net income..................................................   $16,590
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation..............................................     4,451
    Deferred income taxes.....................................       173
  Changes in operating assets and liabilities:
    Increase in trade receivables.............................    (2,273)
    Increase in inventories...................................    (9,108)
    Decrease in other current assets..........................        85
    Decrease in accounts payable and accrued liabilities......    (4,134)
  Other operating, net........................................        44
                                                                 -------

Net cash provided by operating activities.....................     5,828

CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures........................................    (1,246)
                                                                 -------

Net cash used by investing activities.........................    (1,246)

CASH FLOW FROM FINANCING ACTIVITIES:
  Decrease in owner's investment..............................    (4,581)
                                                                 -------

Net cash used by financing activities.........................    (4,581)
                                                                 -------

Change in cash................................................         1

Cash - beginning of period....................................         2
                                                                 -------

Cash - end of period..........................................   $     3
                                                                 =======

       The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                                   UNAUDITED

                                March 31, 1995

(1) GENERAL--

 Organization, business and basis of presentation--

  The accompanying unaudited interim financial statements have been prepared by Occidental Chemical Corporation (OCC), a New York corporation, in accordance with certain rules and regulations of the Securities and Exchange Commission. All outstanding common shares of OCC are owned indirectly by Occidental Petroleum Corporation (Occidental). Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted pursuant to such rules and regulations, but resultant disclosures are in accordance with generally accepted accounting principles as they apply to interim reporting. These interim financial statements should be read in conjunction with the Alathon Division's audited financial statements for the year ended December 31, 1994 (1994 Financial Statements).

  In the opinion of OCC's management, the accompanying interim financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Alathon Division's financial position as of March 31, 1995 and the results of operations and cash flows for the three months then ended. The results of operations and cash flows for the period ended March 31, 1995 are not necessarily indicative of the results of operations or cash flows to be expected for the full year.

  Reference is made to Note 1 to the 1994 Financial Statements for a summary of significant accounting policies.

 Supplemental cash flow information--

  For the three months ended March 31, 1995, all cash payments for income taxes were made by Occidental. For the same period, there were no cash payments for interest.

  As of March 31, 1995, trade receivables of $80,185,000 were transferred to an affiliate (see Note 2).

 Environmental costs--

  Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to existing conditions caused by past operations and that do not contribute to current or future revenue generation are expensed. No costs relating to existing conditions caused by past operations were incurred by the Alathon Division during the first quarter of 1995. Reserves for estimated costs are recorded when environmental remedial efforts are probable and the costs can be reasonably estimated. In determining the reserves, the Alathon Division uses the most current information available, including similar past experiences, available technology, regulations in effect, the timing of remediation and cost-sharing arrangements. At March 31, 1995, there were no environmental reserves related to the Alathon Division.

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                                   UNAUDITED

                                March 31, 1995

(1) GENERAL--(continued)

  The Alathon Division's estimated operating expenses relating to compliance with environmental laws and regulations governing ongoing operations were approximately $514,000 in the first quarter of 1995. In addition, estimated capital expenditures for environmental compliance in the first quarter of 1995 were approximately $342,000. Management has not identified any material environmental matter, nor has the Alathon Division been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act (Superfund) and corresponding state acts.

 Research and development costs--

  Research and development costs, which are charged to operations as incurred, were $1,214,000 in the three months ended March 31, 1995. These charges are included in Selling, General and Administrative Expenses in the accompanying financial statements.

(2) RECEIVABLES--

  As of March 31, 1995, OCC had transferred, without recourse, to an Occidental affiliate trade receivables of the Alathon Division under a revolving sale program amounting to $80,185,000, in connection with the ultimate sale for cash of such receivables by the affiliate. OCC transferred the receivables to the affiliate in a noncash transaction that was reflected as a reduction in the Alathon Division's Owner's Investment. OCC has retained the collection responsibility with respect to the receivables sold. An interest in newly created receivables is transferred monthly, net of collections made from customers. Fees related to the sales of receivables under this program, which are allocated from OCC, were $861,000 for the three months ended March 31, 1995 and are included in Other Operating Expense.

(3) ACCOUNTING CHANGE--

  Reference is made to Note 3 to the 1994 Financial Statements for a description of an accounting change.

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                                   UNAUDITED

                                March 31, 1995

(4) INVENTORIES--

  Inventories are valued at the lower of cost or market. The first-in, first-out
(FIFO) cost method was used in determining the costs of raw materials and finished goods. Materials and supplies inventories were determined using the weighted average cost method. Inventories consisted of the following as of March 31, 1995 (in thousands):

  Raw materials......................................  $   2,254
  Materials and supplies.............................      2,711
  Work in process....................................        154
  Finished goods.....................................     57,576
                                                       ---------
  Inventory at lower of cost or market...............  $  62,695
                                                       =========

(5) PROPERTY, PLANT AND EQUIPMENT--

  Land and land improvements.........................  $  18,821
  Buildings..........................................     21,512
  Machinery and equipment............................    408,207
  Construction in progress...........................      6,241
                                                       ---------
                                                         454,781
  Accumulated depreciation...........................   (127,577)
                                                       ---------
                                                       $ 327,204
                                                       =========

  Reference is made to Note 5 to the 1994 Financial Statements for a description of investments in Property, Plant and Equipment.

(6) LEASE COMMITMENTS--

  Reference is made to Note 6 to the 1994 Financial Statements for a description of lease commitments.

(7) CHARGE FROM OCC IN LIEU OF FEDERAL TAXES AND PROVISION
     FOR STATE TAXES--

  The charge allocated by OCC in lieu of federal taxes and provision for state taxes for the three months ended March 31, 1995 consisted of the following (in thousands):

  Current U.S. federal charge from OCC.................  $8,824
  Deferred U.S. federal charge from OCC................     157
  Deferred state.......................................      16
                                                         ------
                                                         $8,997
                                                         ======

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                                   UNAUDITED

                                 March 31,1995

(7) CHARGE FROM OCC IN LIEU OF FEDERAL TAXES AND PROVISION
    FOR STATE TAXES--(continued)

  The following table reconciles the maximum statutory U.S. federal income tax rate multiplied by the Alathon Division's income before taxes to the recorded charge for income taxes (in thousands):


  U.S. federal income tax at 35%...........................   $8,955
  State income tax expense, net of U.S. federal benefit....       10
  Nondeductible expenses...................................       32
                                                              ------
                                                              $8,997
                                                              ======

  Deferred income taxes reflect the future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. Temporary differences are associated with the financial statement assets and liabilities shown in the table below. Deferred income tax assets and liabilities have been recorded in the following amounts as of March 31, 1995 (in thousands):

                                                 DEFFERED TAX
                                             ASSETS     LIABILITIES
                                             ------     -----------
  Inventories...........................     $1,201      $      --
  Property, plant and equipment.........         --       (108,258)
  Other assets..........................         --           (692)
  Accrued liabilities...................      1,067             --
  Other liabilities.....................      1,200             --
  Deferred state income tax.............      3,181             --
                                             ------      ---------
                                             $6,649      $(108,950)
                                             ======      =========

(8) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS--

  Reference is made to Note 8 to the 1994 Financial Statements for a description of retirement plans and postretirement benefits.

(9) RELATED PARTY TRANSACTIONS--

  Transactions with other plants and affiliates of OCC included purchases of feedstocks of $98,680,000 for the three months ended March 31, 1995. These purchases are recorded at market value.

  The Alathon Division has been charged for certain financial and operational support services provided by OCC. Charges for such support services, included in Selling, General and Administrative Expenses in the accompanying statement of operations, totaled $544,000 for the three months ended March 31, 1995. These charges were allocated based on ratios including such factors as revenues, operating income, fixed assets, and working capital in a reasonable and consistent manner.

                        OCCIDENTAL CHEMICAL CORPORATION

                               ALATHON DIVISION

                         NOTES TO FINANCIAL STATEMENTS

                                   UNAUDITED

                                March 31, 1995

(10) SALE OF ALATHON DIVISION--

  On May 1, 1995, OCC sold the Alathon Division to Lyondell Petrochemical Company (Lyondell). Under the terms of the agreement, Lyondell purchased the assets, and assumed certain of the liabilities, that constitute the Alathon Division. Certain of the Alathon Division's assets and liabilities included in these financial statements were not included in the sale to Lyondell.

                        LYONDELL PETROCHEMICAL COMPANY

              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

  The accompanying unaudited pro forma condensed financial statements give effect to the acquisition by Lyondell Petrochemical Company ("Lyondell") of Occidental Chemical Corporation's (an affiliate of Occidental Petroleum Corporation) Alathon(R) high-density polyethylene ("HDPE") business (the "Alathon Division") in a transaction accounted for as a purchase. The unaudited pro forma condensed balance sheet is based on the balance sheet of Lyondell adjusted to reflect the purchase of the assets of the Alathon Division (acquired by Lyondell as of May 1, 1995) as of March 31, 1995. The unaudited pro forma condensed statement of income is based on the individual statements of income of Lyondell and the Alathon Division and combines the results of operations of Lyondell and the Alathon Division for the three months ended March 31, 1995 as if the acquisition occurred on January 1, 1995. These unaudited pro forma condensed financial statements should be read in conjunction with both the historical financial statements and notes thereto of Lyondell which are included in its quarterly report on Form 10-Q for the three months ended March 31, 1995, which is incorporated herein by reference and the historical financial statements and notes thereto of the Alathon Division included elsewhere in this Form 8-K.

                        LYONDELL PETROCHEMICAL COMPANY

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                       THREE MONTHS ENDED MARCH 31, 1995

                                                                                  PRO FORMA
                                                                      ALATHON    ADJUSTMENTS
MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS           LYONDELL      DIVISION     (NOTE 2)        COMBINED
- --------------------------------------------           --------      --------    -----------      --------
Sales and other operating revenues................      $1,174          $147                       $1,321

Cost of sales.....................................         907           117                        1,024
Selling, general and administrative expenses......          45             4          (1)(a)           48
                                                        ------          ----         ---           ------
                                                           952           121          (1)           1,072
                                                        ------          ----         ---           ------
    Operating income..............................         222            26           1              249

Interest expense..................................         (18)                       (4)(b)          (22)
Interest income...................................           3                                          3
Minority interest in LYONDELL-CITGO
  Refining Company Ltd. ..........................          (5)                                        (5)
                                                        ------          ----         ---           ------
    Income before income taxes....................         202            26          (3)             225

Provision for income taxes........................          75             9          (1)(c)           83
                                                        ------          ----         ---           ------
NET INCOME........................................      $  127          $ 17         $(2)          $  142
                                                        ======          ====         ===           ======
EARNINGS PER SHARE................................      $ 1.59                                     $ 1.78
                                                        ======                                     ======

       See notes to unaudited pro forma condensed financial statements.

                        LYONDELL PETROCHEMICAL COMPANY

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                                MARCH 31, 1995


                                                                                   PRO FORMA
MILLIONS OF DOLLARS                                                 LYONDELL      ADJUSTMENTS       PRO FORMA
- -------------------                                                 --------      -----------       ---------
ASSETS
Current assets:
  Cash, restricted cash and cash equivalents..................       $  243           (207)(d)        $   36
  Accounts receivable.........................................          326                              326
  Inventories.................................................          251             64 (e)           315
  Prepaid expenses and other current assets...................           10                               10
                                                                     ------                           ------
    Total current assets......................................          830                              687
                                                                     ------                           ------
Fixed assets:
  Property, plant and equipment...............................        2,909            360 (f)         3,269
  Less accumulated depreciation and amortization..............        1,943                            1,943
                                                                     ------                           ------
                                                                        966                            1,326
Deferred charges and other assets.............................           85                               85
                                                                     ------                           ------
Total assets..................................................       $1,881                           $2,098
                                                                     ======                           ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................................       $  295                           $  295
  Notes payable...............................................            0            212 (g)           212
  Other current liabilities...................................          171                              171
                                                                     ------                           ------
    Total current liabilities.................................          466                              678
                                                                     ------                           ------
Long-term debt................................................          707                              707
Other liabilities and deferred credits........................           88              5 (h)            93
Deferred income taxes.........................................          103                              103
Commitments and contingencies.................................
Minority interest.............................................          345                              345
Stockholders' equity:
  Preferred stock, $.01 par value, 80,000,000 shares
    authorized, none outstanding..............................
  Common stock, $1 par value, 250,000,000 shares
    authorized, 80,000,000 issued and outstanding.............           80                               80
  Additional paid-in capital..................................          158                              158
  Accumulated deficit.........................................          (66)                             (66)
                                                                     ------                           ------
    Total stockholders' equity................................          172                              172
                                                                     ------                           ------
Total liabilities and stockholders' equity.....................      $1,881                           $2,098
                                                                     ======                           ======

       See notes to unaudited pro forma condensed financial statements.

                        LYONDELL PETROCHEMICAL COMPANY

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1) BASIS OF PREPARATION

  The accompanying unaudited pro forma condensed financial statements have been prepared to reflect the acquisition of the Alathon Division by Lyondell for a purchase price of $350 million plus $64 million representing the value of the Alathon Division's inventory.

(2) PRO FORMA ADJUSTMENTS

    a. Elimination of certain fees incurred by the Alathon Division under a revolving sale program related to the sales of receivables to its affiliate, Occidental Chemical Corporation.

    b. Pro forma interest charges for the three months ended March 31, 1995 related to borrowings from Lyondell's revolving credit facility, calculated in accordance with the terms of the revolving credit facility.

    c. Income taxes at statutory rates relating to foregoing adjustments.

    d. Cash utilized to fund the acquisition price.

    e. Cost of inventories acquired.

    f. Acquisition price of fixed assets acquired plus certain transaction costs and investment banking fees incurred and liabilities assumed for unfunded postretirement benefit plans other than pensions related to Alathon employees.

    g. Borrowings from Lyondell's revolving credit facility necessary to complete the acquisition.

    h. Liability for unfunded postretirement benefit plans other than pensions related to Alathon employees which were assumed by Lyondell.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 1995                   LYONDELL PETROCHEMICAL COMPANY


                                       By: /s/ Joseph M. Putz
                                           ---------------------------
                                           Joseph M. Putz
                                           Vice President and Controller